FOR IMMEDIATE RELEASE	Thursday, May 7, 2020

TEGNA Inc. Reports Strong 2020 Final First Quarter Results

Thirty-two percent revenue growth in the first quarter driven by strength in subscription and political revenues; net income increased by 17 percent and Adjusted EBITDA increased thirty-nine percent, benefiting from high-margin political revenues and recent acquisitions

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the first quarter ended March 31, 2020.1

FIRST QUARTER HIGHLIGHTS:

•
Total company revenue was $684 million in the first quarter, up 32 percent year-over-year and in-line with prior guidance and the figure provided in our preliminary first quarter results released last month. This increase was driven by acquisitions and continued growth in subscription revenue and political advertising spending, which TEGNA continues to expect to account for more than half of our revenues on a ‘19/’20 basis.

•	Excluding political advertising, first quarter revenue grew 24 percent compared to last year, in line with guidance of mid-twenties percent.

•
First quarter subscription revenue of $333 million was up 38 percent due to rate increases and acquisitions, reflecting the 50 percent of subscribers repriced as a result of renewals completed in the fourth quarter of 2019.

•
Net income attributable to TEGNA was $86 million in the first quarter, up 17 percent due to strong Adjusted EBITDA, partially offset by higher intangible amortization expense and interest expense related to acquisitions in 2019. Non-GAAP net income attributable to TEGNA was $93 million, up 49 percent.

•	GAAP earnings per diluted share were $0.39 in the first quarter and non-GAAP earnings per diluted share were $0.43.

•
Total company Adjusted EBITDA for the first quarter was $212 million, up 39 percent year-over-year, reflecting new station contributions including synergies and strong performance of existing stations including ongoing cost containment efforts. Additionally, growth in the quarter benefited from approximately $47 million of high-margin political advertising dollars.

•	Free cash flow for the first quarter was $142 million, up 30 percent year-over-year. The Company ended the quarter with total debt of $4.1 billion and net leverage of 4.7x.

FINANCIAL AND LIQUIDITY UPDATES:

•
TEGNA ended the first quarter with $35 million in cash and more than $700 million in undrawn capacity under the revolving credit facility. When the revolving credit facility was extended last year, the only financial covenant (debt coverage) was amended to 5.5x.

•
On January 9, TEGNA completed a $1.0 billion offering of 2028 senior notes at 4.625%, which reduced interest expense and further strengthened the Company’s balance sheet. The proceeds of this debt were used to retire nearer-term maturity higher interest rate debt in February, expected to result in net interest savings of $10 million in 2020.

•	TEGNA now has $100 million of remaining maturities in 2020 and $350 million in 2021.

[1] Throughout earnings release, “acquisitions” includes (1) the Nexstar/Tribune acquisitions, (2) the Dispatch acquisitions and (3) the acquisitions of multicast networks Justice Network and Quest.

CEO COMMENT
“TEGNA continues to execute on its five-pillar strategy to create value for shareholders, and our management team remains focused on managing through the current crisis—protecting our employees, supporting our customers and serving our communities. Since the onset of COVID-19, I am proud of our employees who have utilized safe and creative approaches to production during this pandemic. Our audience numbers are up significantly on all platforms whether linear TV or digital products. This audience growth reflects the critical role local broadcast plays in the communities we serve, further strengthening our value to clients in the months to come. We are proud of the performance of all of our colleagues across the country in providing a critical local link to news and information during this crisis,” said Dave Lougee, President and Chief Executive Officer.

“For consumers, business owners and American workers, COVID-19 has led to confusion and anxiety. Our local stations are reassuring our audiences with "Facts Not Fear", both a brand and a philosophy for all TEGNA journalists. Local news is the most trusted source of all, and our colleagues have risen to the challenge.

“Since the beginning of this crisis, we have moved quickly and prudently to reduce all non-essential costs and discretionary capital expenditures to protect the long-term health of our business. The strong foundation we have built over the past several years provides us the ability to respond in a thoughtful and timely manner. During that time, we have strengthened and diversified our revenue streams, as well as reinforced our balance sheet to increase liquidity and flexibility to manage through this period of volatility.

“Near-term macro dynamics clearly remain uncertain, but our first quarter results reflect continued momentum in subscription and political revenue streams. This allows us to better weather the current downturn in non-political advertising, while we continue to invest in the future and execute on our strategy for TEGNA shareholders over the long-term.”

OVERVIEW OF FIRST QUARTER RESULTS
Total company revenues increased 32 percent in the quarter, driven by acquisitions and continued growth in subscription revenues and political advertising spending.

Subscription revenue grew 38 percent year-over-year due to rate increases and acquisitions.

Advertising and marketing services revenue increased 12 percent in the quarter compared to last year, driven by acquisitions. This increase was partially offset by reduced demand in late March due to the impact of the COVID-19 pandemic as well as lower revenue related to the Super Bowl, which aired on Fox in February 2020, covering less than 6 percent of TEGNA's households. By comparison, in 2019, the Super Bowl aired on CBS covering more than 30 percent of TEGNA's households.

GAAP operating expenses were $510 million, up 33 percent year-over-year, and non-GAAP operating expenses were $505 million, up 30 percent at the low end of guidance range. The expense increase was predominantly driven by acquisitions and higher programming expenses related to growth in subscription revenues. Expenses less programming costs increased 23 percent, better than our guidance range of up high-twenties percent.

GAAP operating income totaled $175 million, up 32 percent year-over-year, and non-GAAP operating income totaled $179 million in the first quarter, up 38 percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $212 million in the quarter and Adjusted EBITDA margin equaled 31.0 percent. Adjusted EBITDA excluding corporate expenses was $222 million, which resulted in a margin of 32.4 percent.

The first quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to decrease GAAP net income by $7 million and GAAP diluted net income per share by $0.04.

Interest expense in the quarter increased to $57 million compared to $46 million in the first quarter of 2019, due to higher average debt balances as a result of acquisition activity, partially offset by a lower average interest rate due to the refinancings undertaken in 2019 and 2020. Total cash at the end of the quarter was $35 million and unused capacity under TEGNA’s revolving credit facility was more than $700 million. The tax rate of 20 percent for the first quarter of 2020 is lower than the comparable rate in 2019 primarily as a result of the utilization of capital loss carryforwards in connection with certain disposition transactions resulting in an income statement benefit.

UPDATE ON KEY FIRST QUARTER STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•
Strategic OTT partnership with Gray Television - Gray acquired a minority ownership interest in Premion, TEGNA’s leading Connected TV (CTV)/over-the-top (OTT) advertising business. As part of this new partnership, Gray is serving as a reseller of Premion’s services across all of Gray’s 93 television markets.

•
Launch of Sixth Vault Studios Podcast - In January, Vault Studios announced the launch of the six-episode series “THE OFFICER’S WIFE,” which is another example of how the studio has leveraged local TEGNA stations and journalists to create impactful, informative, and entertaining content.

•
TEGNA Named a Best Place to Work for LGBTQ Equality for Fourth Consecutive Year - In January, TEGNA received a perfect score on the 2020 Corporate Equality Index (CEI) and has been designated a Best Place to Work for LGBTQ Equality for the fourth consecutive year. The CEI is administered by the Human Rights Campaign Foundation and is the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality.

CAPITAL ALLOCATION
TEGNA’s strong balance sheet and disciplined approach to capital allocation provide stability in the current uncertain environment as well as opportunities to create shareholder value in any setting. As a result of the acquisitions we completed in 2019, our leverage has increased modestly and free cash flow is being used to reduce debt. Through our two recent debt refinancings, we opportunistically took advantage of the low interest rate environment to lower our interest expense and strengthen our financial flexibility.

COVID-19 FINANCIAL IMPACTS
Despite a strong start to the year, the wide variety of mitigating control measures put in place by federal and state governments in response to COVID-19, including mandatory quarantines, closures of non-essential businesses and all other places of social interaction, "shelter in place" orders and travel restrictions, began negatively impacting our non-political advertising revenue stream in mid-March and we expect this trend to continue until such measures are relaxed. These impacts are expected to be material to our results of operations in the near term. The duration of these trends and the magnitude of such impacts cannot be precisely estimated at this time, as they are affected by a number of factors (many of which are outside of management’s control). However, based on currently known information about COVID-19 trends, we generally expect the second quarter of 2020 to be the most significantly impacted this year, with sequential improvement throughout the remainder of the fiscal year.

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our non-political advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its first quarter 2020 earnings results on Thursday, May 7, 2020 at 12:00 p.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on May 7. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 866-575-6539 at least 10 minutes prior to the scheduled 12:00 p.m. (ET) start time. International callers should dial 929-477-0448. The confirmation code for the conference call is 6977288. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Thursday, May 7 at 4:00 p.m. (ET) to Thursday, May 21 at 4:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 6977288. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Doug Kuckelman	Anne Bentley
Head of Investor Relations	VP, Corporate Communications
703-873-6764	703-873-6366
dkuckelman@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended March 31,
	2020	2019	% Increase (Decrease)

Revenues	$684,189	$516,753	32.4

Operating expenses:
Cost of revenues	369,368	281,311	31.3
Business units - Selling, general and administrative expenses	92,968	71,465	30.1
Corporate - General and administrative expenses	21,714	14,735	47.4
Depreciation	16,900	14,917	13.3
Amortization of intangible assets	16,216	8,689	86.6
Spectrum repacking reimbursements and other, net	(7,515)	(7,013)	7.2
Total	509,651	384,104	32.7
Operating income	174,538	132,649	31.6

Non-operating income (expense):
Equity income in unconsolidated investments, net	9,015	12,028	(25.0)
Interest expense	(56,960)	(46,385)	22.8
Other non-operating items, net	(19,270)	(1,539)	***
Total	(67,215)	(35,896)	87.2

Income before income taxes	107,323	96,753	10.9
Provision for income taxes	21,125	22,774	(7.2)
Net income	86,198	73,979	16.5
Net loss attributable to redeemable noncontrolling interest	110	—	***
Net income attributable to TEGNA Inc.	$86,308	$73,979	16.7

Earnings per share:
Basic	$0.40	$0.34	17.6
Diluted	$0.39	$0.34	14.7

Weighted average number of common shares outstanding:
Basic shares	218,277	216,709	0.7
Diluted shares	218,863	217,202	0.8

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, gains related to businesses we account for under the equity method, acquisition-related costs, advisory fees related to activism defense, and certain non-operating expenses related to the early extinguishment of debt and a TEGNA foundation donation. In addition, we have income tax special items associated with deferred tax benefits related to partial capital loss valuation allowance release.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net income (loss) attributable to redeemable noncontrolling interest, (2) interest expense, (3) income taxes, (4) equity income in unconsolidated investments, net, (5) other non-operating items, net, (6) severance expense, (7) M&A due diligence costs, (8) acquisition-related costs, (9) advisory fees related to activism defense (10) spectrum repacking reimbursements and other, net (11) depreciation and (12) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is Net income from continuing operations. Free cash flow is now calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended March 31, 2020	GAAP measure	M&A due diligence costs	Advisor fees related to activism defense	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$21,714	$(4,588)	$(7,639)	$—	$—	$—	$—	$9,487
Spectrum repacking reimbursements and other, net	(7,515)	—	—	7,515	—	—	—	—
Operating expenses	509,651	(4,588)	(7,639)	7,515	—	—	—	504,939
Operating income	174,538	4,588	7,639	(7,515)	—	—	—	179,250
Equity income (loss) in unconsolidated investments, net	9,015	—	—	—	(12,071)	—	—	(3,056)
Other non-operating items, net	(19,270)	—	—	—	—	21,744	—	2,474
Total non-operating expenses	(67,215)	—	—	—	(12,071)	21,744	—	(57,542)
Income before income taxes	107,323	4,588	7,639	(7,515)	(12,071)	21,744	—	121,708
Provision for income taxes	21,125	1,151	1,919	(1,990)	(3,033)	5,463	3,944	28,579
Net income attributable to TEGNA Inc.	86,308	3,437	5,720	(5,525)	(9,038)	16,281	(3,944)	93,239
Net income per share-diluted (a)	$0.39	$0.02	$0.03	$(0.03)	$(0.04)	$0.07	$(0.02)	$0.43

(a) - Per share amounts do not sum due to rounding.

		Special Items
Quarter ended March 31, 2019	GAAP measure	Acquisition-related costs	Spectrum repacking reimbursements and other	Gains on equity method investments	Other non-operating item	Non-GAAP measure

Corporate - General and administrative expenses	$14,735	$(3,911)	$—	$—	$—	$10,824
Spectrum repacking reimbursements and other	(7,013)	—	7,013	—	—	—
Operating expenses	384,104	(3,911)	7,013	—	—	387,206
Operating income	132,649	3,911	(7,013)	—	—	129,547
Equity income (loss) in unconsolidated investments, net	12,028	—	—	(13,126)		(1,098)
Other non-operating items, net	(1,539)	—	—	—	1,000	(539)
Total non-operating expenses	(35,896)	—	—	(13,126)	1,000	(48,022)
Income before income taxes	96,753	3,911	(7,013)	(13,126)	1,000	81,525
Provision for income taxes	22,774	979	(1,758)	(3,169)	251	19,077
Net income attributable to TEGNA Inc.	73,979	2,932	(5,255)	(9,957)	749	62,448
Net income per share-diluted (a)	$0.34	$0.01	$(0.02)	$(0.05)	$—	$0.29

(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended March 31,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$86,308	$73,979	$55,187
Less: Net loss attributable to redeemable noncontrolling interest	(110)	—	—
Plus: Provision for income taxes	21,125	22,774	20,385
Plus: Interest expense	56,960	46,385	47,725
(Less) Plus: Equity (income) loss in unconsolidated investments, net	(9,015)	(12,028)	1,238
Plus: Other non-operating items, net	19,270	1,539	12,480
Operating income (GAAP basis)	174,538	132,649	137,015
Plus: M&A due diligence costs	4,588	—	—
Plus: Acquisition-related costs	—	3,911	—
Plus: Advisory fees related to activism defense	7,639	—	—
Less: Spectrum repacking reimbursements and other, net	(7,515)	(7,013)	—
Adjusted operating income (non-GAAP basis)	179,250	129,547	137,015
Plus: Depreciation	16,900	14,917	13,471
Plus: Amortization of intangible assets	16,216	8,689	6,782
Adjusted EBITDA (non-GAAP basis)	$212,366	$153,153	$157,268
Corporate - General and administrative expense (non-GAAP basis)	9,487	10,824	12,708
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$221,853	$163,977	$169,976

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income.  In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended March 31,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Advertising and Marketing Services	$295,153	$264,402	11.6	$282,939	4.3
Subscription	332,802	241,575	37.8	205,556	61.9
Political	47,387	2,704	***	7,606	***
Other	8,847	8,072	9.6	5,989	47.7
Total revenues	$684,189	$516,753	32.4	$502,090	36.3

Adjusted EBITDA	$212,366	$153,153	38.7	$157,268	35.0
Adjusted EBITDA Margin	31.0%	29.6%		31.3%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended March 31,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$86,308	$73,979	16.7
Plus: Provision for income taxes	21,125	22,774	(7.2)
Plus: Interest expense	56,960	46,385	22.8
Plus: M&A due diligence costs	4,588	—	***
Plus: Acquisition-related costs	—	3,911	***
Plus: Depreciation	16,900	14,917	13.3
Plus: Amortization	16,216	8,689	86.6
(Less) Plus: Stock-based compensation	(757)	4,433	***
Plus: Company stock 401(k) contribution	5,138	—	***
Plus: Syndicated programming amortization	18,175	13,463	35.0
Plus: Advisory fees related to activism defense	7,639	—	***
Plus: Cash dividend from equity investments for return on capital	208	—	***
Plus: Cash reimbursements from spectrum repacking	7,515	4,134	81.8
Plus: Other non-operating items, net	19,270	1,539	***
Less: Net loss attributable to redeemable noncontrolling interest	(110)	—	***
Less: Income tax (payments) receipts, net of refunds	(793)	397	***
Less: Spectrum repacking reimbursements and other, net	(7,515)	(7,013)	7.2
Less: Equity income in unconsolidated investments, net	(9,015)	(12,028)	(25.0)
Less: Syndicated programming payments	(17,865)	(13,288)	34.4
Less: Pension contributions	(2,309)	(942)	***
Less: Interest payments	(66,240)	(27,412)	***
Less: Purchases of property and equipment	(13,264)	(24,810)	(46.5)
Free cash flow (non-GAAP basis)	$142,174	$109,128	30.3

*** Not meaningful